Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-281690 and 333-285976 each on Form S-8 and Registration Statement Nos. 333-280909, 333-286133 and 333-288539 each on Form S-3 of our report dated February 26, 2026, relating to the financial statements of Tectonic Therapeutic, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 26, 2026